Exhibit 21
Subsidiaries of Mobile Mini, Inc.

	Jurisdiction of		Percent
Name of Subsidiary	Incorporation/Formation	Parent	Ownership
Mobile Storage Group, Inc.	Delaware	Mobile Mini, Inc.	100%
Mobile Mini I, Inc.	Arizona	Mobile Mini, Inc.	100%
Mobile Mini Dealer, Inc.	Arizona	Mobile Mini, Inc.	100%
Mobile Mini, LLC	California	Mobile Mini, Inc.	100%
Mobile Mini, LLC	Delaware	Mobile Mini, Inc.	100%
A Royal Wolf Portable Storage, Inc.	California	Mobile Mini, Inc.	100%
Mobile Mini UK Holdings Limited	United Kingdom	Mobile Mini, Inc.	100%
Mobile Mini Holding, B.V	The Netherlands	Mobile Mini, Inc.	100%
MSG Investments, Inc.	California	Mobile Storage Group, Inc.	100%
Mobile Storage UK Finance LP	United Kingdom	MSG Investments, Inc.	99%
		Mobile Storage Group, Inc.	1%
Mobile Storage Group L.P.	Texas	Mobile Storage Group, Inc.	99%
		MSG Investments, Inc.	1%
LIKO Luxembourg International S.a.r.l.	Luxembourg	Mobile Storage UK Finance LP	100%
Temporary Mobile Storage, Inc.	California	A Royal Wolf Portable Storage, Inc.	100%
Mobile Mini B.V	The Netherlands	Mobile Mini Holding, B.V.	100%
Ravenstock MSG Limited	United Kingdom	Mobile Mini UK Holdings Limited	100%
Mobile Storage (UK) Limited	United Kingdom	Ravenstock MSG Limited	100%
Ravenstock Tam Limited	United Kingdom	Ravenstock MSG Limited	100%
Mobile Mini UK, Ltd.	United Kingdom	Mobile Mini UK Holdings Limited	100%
Box Lease Limited	United Kingdom	Mobile Mini UK, Ltd.	100%

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